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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Expert" in the Amendment No. 1 to Registration Statement (Form S-3 No. 333-106084) and related Prospectus of SafeNet, Inc. for the registration of 2,500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 6, 2003, with respect to the consolidated financial statements and schedule of SafeNet, Inc. and subsidiaries included in Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Baltimore, Maryland
June 24, 2003

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS